                                                                       Exhibit 2
                                                                       ---------


                      FIRST AMENDMENT TO RIGHTS AGREEMENT
                      -----------------------------------


     This FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of March 12, 1998 (this "Amendment"), to the Rights Agreement, dated as of December 18, 1996 (the "Rights Agreement"), by and between Sterling Software, Inc., a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association, formerly known as The First National Bank of Boston (the "Rights Agent"), is made and entered into by and between the Company and the Rights Agent. Capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Rights Agreement.

                                   RECITALS
                                   --------

     WHEREAS, the Company and the Rights Agent have entered into the Rights Agreement; and

     WHEREAS, on March 11, 1998, the Company's Board of Directors authorized a two-for-one stock split to be effected in the form of a stock dividend (the "Stock Dividend") of one share of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), payable in respect of each share of Common Stock issued as of the close of business on March 20, 1998 (such date and time being hereinafter referred to as the "Record Date") to the holder of record thereof as of the Record Date; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the time the Rights cease to be redeemable, the Company may, in its sole and absolute discretion, supplement or amend any provision of the Rights Agreement in any respect (other than to reduce the Redemption Price to an amount less than $0.01 per Right) without the approval of any holder of Rights or Common Shares, and the Rights Agent will so supplement or amend if the Company so directs; and

     WHEREAS, the Rights remain redeemable as of the date hereof, the Company desires to amend the Rights Agreement to make certain technical amendments to the Rights and the Rights Agreement as a result of the Stock Dividend as set forth in this Amendment, and the Company has directed the Rights Agent to amend the Rights Agreement as set forth in this Amendment;

     NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

     1.  Adjustment to Number of Shares of Common Stock and Rights.
         ---------------------------------------------------------
Notwithstanding anything in the Rights Agreement to the contrary (including, but not limited to, Section 11(n) thereof), (i) the provisions of Section 11(n) of the Rights Agreement shall not be applicable to the payment of the Stock Dividend and (ii) no adjustment on account of the Stock Dividend shall be made to the number of Rights associated with any Common Shares outstanding as of the date additional Common Shares are distributed pursuant to the Stock Dividend.

     2.  Amendment to Section 1.
         ----------------------

         (a) Section 1(q) of the Rights Agreement is amended in its entirety to read as follows:

               "(q) "Preferred Shares" means shares of Series A Junior
                     ----------------
         Participating Preferred Stock, par value $0.10 per share, of the Company having the rights and preferences set forth in the form of the Amended Certificate of Designations of Series A Junior Participating Preferred Stock attached as Exhibit A."
                                     ---------

         (b) Section 1 (r) of the Rights Agreement is amended in its entirety to read as follows:

               "(r) "Purchase Price" means initially $100 per one one-hundredth
                     --------------
         of a Preferred Share, subject to adjustment from time to time as provided in this Agreement."

     3.  Amendment to Exhibit A.  Exhibit A to the Rights Agreement is deleted
         ----------------------
and replaced in its entirety with the Amended Certificate of Designations attached as Exhibit A to this Amendment.

     4.  Amendment to Exhibit B.  The first paragraph of Exhibit B to the Rights
         ----------------------
Agreement is amended in its entirety to read as follows:

         "This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of December 18, 1996, as amended by the First Amendment to Rights Agreement, dated as of March 12, 1998 (as amended, the "Rights Agreement"), between Sterling Software, Inc., a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern time) on the Expiration Date (as such term is defined in the Rights Agreement) at the principal office or offices of the Rights Agent designated for such purpose, one one-hundredth of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $0.10 per share (the "Preferred Shares"), of the Company, at a purchase price of $100 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred

Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ____________________, based on the Preferred Shares as constituted at such date."

     5.  Amendment to Exhibit C.
         ----------------------

         (a) The first paragraph of Exhibit C to the Rights Agreement is amended in its entirety to read as follows:

               "The Board of Directors (the "Board") of Sterling Software, Inc. (the "Company") has declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock, par value $0.10 per share (the "Common Shares"), of the Company. The distribution is payable on December 31, 1996 (the "Record Date") to the stockholders of record as of the close of business on the Record Date. Each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.10 per share (the "Preferred Shares"), of the Company at a price (the "Purchase Price") of $100 per one one-hundredth of a Preferred Share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of December 18, 1996, as amended by the First Amendment to Rights Agreement, dated as of March 12, 1998 (as amended, the "Rights Agreement"), between Sterling Software, Inc., a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association, as Rights Agent (the "Rights Agent")."

         (b) The last sentence of Exhibit C to the Rights Agreement is amended in its entirety to read as follows:

               "This summary description of the Rights is as of March 12, 1998, does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by this reference.

     6.  Continuing Effectiveness.  Except as specifically amended hereby, the
         ------------------------
Rights Agreement shall continue in full force and effect and is hereby ratified and confirmed in all respects.

     7.  Governing Law.  This Amendment, each Right and each Right Certificate
         -------------
issued under the Rights Agreement, as amended hereby, will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

     8.  Counterparts.  This Amendment may be executed in any number of
         ------------
counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instruments.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



[SEAL]

Attest:                            STERLING SOFTWARE, INC.


/s/ Mark H. Kleinman               By: /s/ Don J. McDermett, Jr.
--------------------                   -------------------------
Mark H. Kleinman,                      Don J. McDermett, Jr.
Assistant Secretary                    Senior Vice President and General Counsel



[SEAL]

Attest:                            BANKBOSTON, N.A.


/s/ Therese M. Collins             By:  /s/ Katherine S. Anderson
----------------------                  -------------------------

                                                                       Exhibit A
                                                                       ---------

                      AMENDED CERTIFICATE OF DESIGNATIONS

                                      of

                         SERIES A JUNIOR PARTICIPATING
                                PREFERRED STOCK

                                      of

                            STERLING SOFTWARE, INC.

                        (Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware)


     Sterling Software, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), DOES HEREBY CERTIFY:

     1. That pursuant to authority vested in the Board of Directors of the Company by its Certificate of Incorporation, and pursuant to the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company on December 26, 1996 created a series of 750,000 shares of Preferred Stock designated Series A Junior Participating Preferred Stock, of which no shares have been issued.

     2. That pursuant to authority vested in the Board of Directors of the Company by its Certificate of Incorporation and the General Corporation Law of the State of Delaware, the Board of Directors on March 11, 1998 adopted a resolution providing for the amendment and restatement of the Certificate of Designations of the Series A Junior Participating Preferred Stock solely to effect an increase in the number of shares constituting such Series A Junior Participating Preferred Stock as follows:

                           I.  Designation and Amount
                               ----------------------

     The shares of such series will be designated as Series A Junior Participating Preferred Stock (the "Series A Preferred") and the number of shares constituting the Series A Preferred is 1,250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Company (the "Board"); provided, however, that no decrease will reduce the
                       --------  -------
number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into shares of Series A Preferred.

                        II.  Dividends and Distributions
                             ---------------------------

     (a) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the shares of Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, par value $0.10 per share (the "Common Stock"), of the Company, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash on such dates as are from time to time established for the payment of cash dividends on the Common Stock (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the "First Dividend Payment Date"), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred.
In the event that the Company at any time after the filing of this Amended Certificate of Designations (this "Certificate") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Dividends will accrue on outstanding shares of Series A Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

                              III.  Voting Rights
                                    -------------

     The holders of shares of Series A Preferred will have the following voting rights:

         (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred will entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company at any time after the filing of this Certificate with the Delaware Secretary of State (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock,
     (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided herein, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Company.

         (c) Except as set forth in the Certificate of Incorporation or herein, or as otherwise provided by law, holders of shares of Series A Preferred will have no voting rights.

                           IV.  Certain Restrictions
                                --------------------

     (a) Whenever dividends or other distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Company will not:

               (i) Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred;

               (ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the shares of Series A Preferred, except dividends paid ratably on the shares of Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) Redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred; provided, however, that the Company may at any time redeem,
                --------  -------
     purchase or otherwise acquire shares of any such junior stock solely in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the shares of Series A Preferred; or

               (iv) Redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the shares of Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Article IV, purchase or otherwise acquire such shares at such time and in such manner.

                             V.  Reacquired Shares
                                 -----------------

     Any shares of Series A Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Company, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                  VI.  Liquidation, Dissolution or Winding Up
                       --------------------------------------

     Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the shares of Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A
                      --------  -------
Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the shares of Series A Preferred, except distributions made ratably on the shares of Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. In the event the Company at any time after the filing of this Certificate with the Delaware Secretary of State (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                       VIII.  Consolidation, Merger, Etc.
                              ---------------------------

     In the event that the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company at any time after the filing of this Certificate with the Delaware Secretary of State
(a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock,
(c) combines the outstanding shares of Common Stock in a smaller number of shares, or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                               VIII.  Redemption
                                      ----------

     The shares of Series A Preferred are not redeemable.

                                   IX.  Rank
                                        ----

     The shares of Series A Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company's Preferred Stock.

                                 X.  Amendment
                                     ---------

     Notwithstanding anything contained in the Certificate of Incorporation of the Company to the contrary and in addition to any other vote required by applicable law, the Certificate of Incorporation of the Company may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series A Preferred, voting together as a single series.

     IN WITNESS WHEREOF, this Amended Certificate of Designations is executed on behalf of the Company by its Senior Vice President and General Counsel attested by its Assistant Secretary this 12th day of March, 1998.



                                    --------------------------------------
                                    Don J. McDermett, Jr.
                                    Senior Vice President and
                                    General Counsel


Attest:


----------------------------
Mark H. Kleinman,
Assistant Secretary